As Filed With the Securities and Exchange Commission
on May 2, 2006
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CIVITAS BANKGROUP, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	62-1297760 (I.R.S. Employer Identification No.)

4 Corporate Centre 810 Crescent Centre Drive, Suite 320 Franklin, Tennessee (Address of Principal Executive Offices)	37067 (Zip Code)
Civitas BankGroup, Inc. 1998 Stock Option Plan
(Full title of the plan)
Richard Herrington
4 Corporate Centre
810 Crescent Centre Drive, Suite 320
Franklin, Tennessee 37067
(Name and address of agent for service)
(615) 263-9500
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

			Proposed maximum
Title of securities	Amount to be	Proposed maximum	aggregate offering	Amount of
to be registered	registered (1)	offering price per share	price	registration fee

Common Stock	2,000,000 shares	$7.50(2)	$15,000,000(2)	$1,605

(1)	Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act as based on the average of the high and low prices of the Registrant’s common stock as reported on the over-the-counter bulletin board on April 25, 2006.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-5.1 Opinion of Bass, Berry & Sims PLC
EX-23.1 CONSENT OF CROWE CHIZEK AND COMPANY LLC

Registration of Additional Securities
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.50 par value, of Civitas BankGroup, Inc., a Tennessee corporation (the “Registrant”), for the Registrant’s 1998 Stock Option Plan, as amended.
Incorporation by Reference of Earlier Registration Statements
     The Registration Statement on Form S-8 (Registration No. 333-93933) previously filed by the Registrant with the Securities and Exchange Commission on December 30, 1999, is hereby incorporated by reference herein.
Item 8. Exhibits

Exhibit Number	Description
3.1	Restated Charter of the Company, as amended (Restated for SEC electronic filing purposes only) (incorporated herein by reference to the Company’s registration statement on Form S-3 Registration No. 333-117041) filed with the SEC on June 30, 2004.

3.2	Amended and Restated Bylaws of the Company (Restated for SEC electronic filing purposes only) (incorporated herein by reference to the Company’s registration statement on Form S-3 Registration No. 333-117041) filed with the SEC on June 30, 2004.

5.1	Opinion of Bass, Berry & Sims PLC.

10.1	Civitas BankGroup, Inc. 1998 Stock Option Plan, as amended (Restated for SEC electronic filing purposes only) (incorporated herein by reference to the Company’s Current Report on form 8-K filed with the SEC on April 28, 2006).

23.1	Consent of Crowe, Chizek and Company LLC.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on page II-2).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on this 2nd day of May, 2006.

CIVITAS BANKGROUP, INC.
By:	/s/ Richard Herrington
Richard Herrington
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Richard Herrington and Lisa Musgrove, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard Herrington Richard Herrington	President and Chief Executive Officer (Principal Executive Officer)	May 2, 2006
/s/ Lisa Musgrove Lisa Musgrove	Executive Vice President, Chief Operating Officer, Chief Financial Officer (Principal Financial and Accounting Officer)	May 2, 2006
/s/ John Wilder John Wilder	Chairman	May 2, 2006
/s/ Joel Porter Joel Porter	Director	May 2, 2006

Signature	Title	Date
/s/ Danny Herron Danny Herron	Director	May 2, 2006
/s/ Tom E. Paschal Tom E. Paschal	Director	May 2, 2006
/s/ Tom Price Tom Price	Director	May 2, 2006
/s/ Frank Inman, Jr. Frank Inman, Jr.	Director	May 2, 2006
/s/ Alex Richmond Alex Richmond	Director	May 2, 2006
/s/ John S. Shepherd John S. Shepherd	Director	May 2, 2006
/s/ John Stein John Stein	Director	May 2, 2006
/s/ Paul Pratt, Sr. Paul Pratt, Sr.	Director	May 2, 2006

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Charter of the Company, as amended (Restated for SEC electronic filing purposes only) (incorporated herein by reference to the Company’s registration statement on Form S-3 Registration No. 333-117041) filed with the SEC on June 30, 2004.

3.2	Amended and Restated Bylaws of the Company (Restated for SEC electronic filing purposes only) (incorporated herein by reference to the Company’s registration statement on Form S-3 Registration No. 333-117041) filed with the SEC on June 30, 2004.

5.1	Opinion of Bass, Berry & Sims PLC.

10.1	Civitas BankGroup, Inc. 1998 Stock Option Plan, as amended (Restated for SEC electronic filing purposes only) (incorporated herein by reference to the Company’s Current Report on form 8-K filed with the SEC on April 28, 2006).

23.1	Consent of Crowe, Chizek and Company LLC.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on page II-2).